Exhibit 10.8

TRANSITION, SEPARATION AND RELEASE OF CLAIMS AGREEMENT

This Transition, Separation and Release of Claims Agreement (the “Agreement”) is being provided to Jeffrey A. Munsie (“Executive”) on June 14, 2019 (the “Receipt Date”) and is made as of the Agreement Effective Date (as defined below) by and between Executive and Merrimack Pharmaceuticals, Inc. (the “Company”) (together, the “Parties”).

WHEREAS, the Company and Executive are parties to the Employment Agreement dated as of February 24, 2015 (the “Employment Agreement”), under which Executive currently serves as General Counsel and Head of Corporate Operations;

WHEREAS, Executive’s employment with the Company will be ending on, and Executive has agreed to remain employed until, July 12, 2019;

WHEREAS, the Parties have mutually agreed to establish terms for Executive’s transition and separation from employment with the Company; and

WHEREAS, the Parties agree that the payments, benefits and rights set forth in this Agreement and the consulting agreement attached to this Agreement as Attachment A (the “Consulting Agreement”) shall be the exclusive payments, benefits and rights due Executive in connection with Executive’s separation from employment with the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Separation Date; Resignation from Position(s); Transition Period –

(a) Executive’s effective date of separation from employment with the Company will be July 12, 2019 (the “Separation Date”).  Executive hereby resigns, as of the Separation Date, from Executive’s position as General Counsel and Head of Corporate Operations and from any and all other positions Executive holds as an officer, employee or member of the Board of Directors (the “Board”) of the Company and, as may be applicable, its subsidiaries, and further agrees to execute and deliver any documents reasonably necessary to effectuate such resignations, as requested by the Company.  As of the Separation Date, the Employment Agreement will terminate and be of no further force or effect; provided, however, that Executive’s Non-Disclosure, Developments, Non-Competition and Non-Solicitation Agreement dated February 24, 2015 and referenced in Section 6 of the Employment Agreement (hereinafter, the “Restrictive Covenants Agreement”) shall remain in full force and effect, as shall Sections 6 – 9 and the proviso in Section 14 of the Employment Agreement, provided, however, that no provision of either such agreement shall be interpreted or enforced to restrict Executive’s ability to practice law, as permitted by any applicable rules of professional conduct.

(b) The period between the Agreement Effective Date and the Separation Date will be a transition period (the “Transition Period”), during which Executive will continue to perform Executive’s regular job duties plus such transition duties as may be requested by and at the direction of the Company, including assisting the Company with implementation of the special cash dividend to stockholders as contemplated by its public announcement following the completion of its review of strategic alternatives and the Company’s public reporting obligations (the “Transition Duties”).  Executive will use Executive’s best efforts to professionally, timely and cooperatively perform such Transition Duties.  During the Transition Period, Executive will continue to receive Executive’s current base salary and to participate in the Company’s benefit plans (pursuant to the terms and conditions of such plans).

(c) Upon the Separation Date, Executive shall be paid, in accordance with the Company’s regular payroll practices, all unpaid base salary earned through the Separation Date, as well as reimbursement of any unreimbursed business expenses properly incurred through the Separation Date for which Executive has sought reimbursement (together, the “Accrued Obligations”).  As of the Separation Date, all salary payments from the Company will cease and any benefits Executive had as of the Separation Date under Company-provided benefit plans, programs, or practices will terminate, except as required by federal or state law or as otherwise specifically set forth in this Agreement.

2.

Severance Benefits – Provided that Executive (i) signs and returns this Agreement and the Consulting Agreement on or before the close of business on June 25, 2019, (ii) continues Executive’s employment through the Separation Date, (iii) signs and returns the Additional Release of Claims attached hereto as Attachment B (the “Additional Release”) on but not before the Separation Date, and (iv) complies with the terms of this Agreement, Executive shall receive the following severance benefits (the “Severance Benefits”):

a. Severance Pay.  The Company will pay to Executive $378,216.08 less all applicable taxes and withholdings, as severance pay (an amount equivalent to twelve (12) months of Executive’s current base salary) (the “Severance Pay”).  The Severance Pay will be paid in one lump sum within ten (10) business days following the Separation Date.

b. COBRA.  Should Executive timely elect and be eligible to continue receiving group health insurance pursuant to the “COBRA” law, the Company will, until the earlier of (x) the date that is twelve (12) months following the Separation Date, and (y) the date on which Executive obtains alternative coverage (as applicable, the “COBRA Contribution Period”), continue to pay the share of the premiums for such coverage to the same extent it was paying such premiums on Executive’s behalf immediately prior to the Separation Date.  The remaining balance of any premium costs during the COBRA Contribution Period, and all premium costs thereafter, shall be paid by Executive on a monthly basis for as long as, and to the extent that, Executive remains eligible for COBRA continuation.  Executive agrees that, should Executive obtain alternative medical and/or dental insurance coverage prior to the date that is twelve (12) months following the Separation Date, Executive will so inform the Company in writing within five (5) business days of obtaining such coverage.

c. Annual Bonus.  The Company shall pay to Executive, within ten (10) business days following the Separation Date, a pro-rated annual bonus of $72,014.60 (an amount equal to (x) the average of Executive’s annual bonus payments over each of the three (3) years prior to the year in which the Separation Date occurs (or such lesser period during which Executive served as an executive officer of the Company or was employed by the Company, as applicable), multiplied by (y) a fraction, the numerator of which is the number of days that have elapsed in 2019 as of the Separation Date and the denominator of which is 365).

d. Consulting Arrangement. Executive shall, during the Consultation Period (as defined in the Consulting Agreement) and pursuant to the terms set forth in the Consulting Agreement, provide services to the Company as a consultant.  During the Consultation Period, and contingent on Executive’s continued provision of services to the Company, (i) Executive will receive Consulting Fees as set forth in the Consulting Agreement, and (ii) the outstanding equity awards previously granted to Executive by the Company (collectively, the “Equity Awards”) will continue to vest and be exercisable in accordance with the applicable equity plans and agreements.  Following the end of the Consultation Period, Executive may exercise any stock options that have vested and become exercisable as of the last day of the Consultation Period, in accordance with and subject to the applicable option agreements and plan documents (provided that no option shall be exercisable later than the end of the original expiration date of such option).

e. Specified CIC Severance Pay. In the event that a Specified Change in Control (as defined in Exhibit A) occurs during the twelve-month period following the Separation Date, and provided that as of such date Executive continues to perform services for the Company pursuant to the Consulting Agreement (unless Executive previously terminated the Consulting Agreement due to the Company’s material breach pursuant to Section 3(a)(ii) of the Consulting Agreement) the Company will pay to Executive, in addition to the Severance Pay, an amount equal to (x) $1,543,228, less (y) any Consulting Fees and Severance Pay paid to Executive prior to the Specified Change in Control (the “Specified CIC Severance Pay”).  Any Specified CIC Severance Pay will be paid in one lump sum within fourteen (14) business days following the Specified Change in Control.

Other than the Accrued Obligations and the Severance Benefits, including the payments and benefits provided under the Consulting Agreement, Executive will not be eligible for, nor shall Executive have a right to receive, any payments, benefits or other consideration from the Company following the Separation Date.

3.

Release of Claims – In exchange for the consideration set forth in this Agreement, which Executive acknowledges Executive would not otherwise be entitled to receive, Executive hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its affiliates, subsidiaries, parent companies, predecessors, and successors, and all of their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that Executive ever had or now has against any or all of the Released Parties up to the date on which Executive signs this Agreement, whether known or unknown, including, but not limited to, any and all claims arising out of or relating to Executive’s employment with, separation from, and/or ownership of securities of the Company, including, but not limited to, all claims under Title VII of the Civil Rights Act, the Americans With Disabilities Act, the Genetic Information Nondiscrimination Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Rehabilitation Act, Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, and the Employee Retirement Income Security Act, all as amended; all claims arising out of the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Wage Act, Mass. Gen. Laws ch. 149, § 148 et seq. (Massachusetts law regarding payment of wages and overtime), the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102, Mass. Gen. Laws ch. 214, § 1C (Massachusetts right to be free from sexual harassment law), the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Maternity Leave Act, Mass. Gen. Laws ch. 149, § 105D, and the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, all as amended; all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract (including, without limitation, all claims arising out of or related to the Employment Agreement); all claims to any non-vested ownership interest in the Company, contractual or otherwise; all state and federal whistleblower claims to the maximum extent permitted by law; and any claim or damage arising out of Executive’s employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that this release of claims shall not (i) prevent

Executive from filing a charge with, cooperating with, or participating in any investigation or proceeding before, the Equal Employment Opportunity Commission or a state fair employment practices agency (except that Executive acknowledges that Executive may not recover any monetary benefits in connection with any such charge, investigation, or proceeding, and Executive further waives any rights or claims to any payment, benefit, attorneys’ fees or other remedial relief in connection with any such charge, investigation or proceeding), (ii) deprive Executive of any rights under the Equity Awards and any other accrued benefits to which Executive has acquired (or will, pursuant to Section 2 and the Consulting Agreement, acquire) a vested right under any employee benefit plan or policy, stock plan, or any health care continuation to the extent required by applicable law; or (iii) deprive Executive of any rights Executive may have to be indemnified by the Company as provided in any agreement between the Company and Executive or pursuant to the Company’s Certificate of Incorporation or by-laws.  Nothing herein shall prevent Executive from bringing claims to enforce the Separation Agreement and/or the Consulting Agreement.

4.

Continuing Obligations – Executive acknowledges and reaffirms Executive’s obligation, except as otherwise permitted by Section 8 below, to keep confidential and not to use or disclose any and all non-public information concerning the Company that Executive acquired during the course of Executive’s employment with the Company, including, but not limited to, any non-public information concerning the Company’s business, operations, products, programs, affairs, performance, personnel, technology, science, intellectual property, plans, strategies, approaches, prospects, financial condition or development related matters and/or any confidential and privileged attorney work product or attorney-client communications (collectively, “Confidential Information”).  Executive further hereby agrees, except as otherwise permitted by Section 8 below, to keep confidential and not to use or disclose any Confidential Information concerning the Company that Executive may acquire during Executive’s service under the Consulting Agreement.  Executive also acknowledges and reaffirms all of Executive’s continuing obligations pursuant to the Restrictive Covenants Agreement and Sections 6 – 9 and the Section 14 proviso of the Employment Agreement, which survive Executive’s separation from employment with the Company and remain in full force and effect, provided, however, that no such obligation shall be interpreted or enforced to restrict Executive’s ability to practice law, as permitted by any applicable rules of professional conduct.

5.

Non-Disparagement – Executive understands and agrees that, except as otherwise permitted by Section 8 below, Executive will not, in public or private, make any false, disparaging, negative, critical, adverse, derogatory or defamatory statements, whether orally or in writing, including online (including, without limitation, on any social media, networking, or employer review site) or otherwise, to any person or entity, including, but not limited to, any media outlet, industry group, key opinion leader, financial institution, or current or former employee, board member, consultant, shareholder, client or customer of the Company, regarding the Company or any of the other Released Parties, or regarding the Company’s business, operations, products, programs, affairs, performance, personnel, technology, science, intellectual property, plans, strategies, approaches, prospects, financial condition or development related matters.  The Company will instruct its board members and officers, to the extent permitted by law and except as otherwise permitted by Section 8 below, not to make any false, disparaging, negative, critical, adverse, derogatory or defamatory statements to third parties about Executive.

6.

Return of Company Property – Executive confirms that, except as Executive may be specifically instructed otherwise by the Company, on the Separation Date (or at such earlier time as requested by the Company), Executive will return to the Company all property of the Company, tangible or intangible, including but not limited to keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones, tablets, etc.), Company identification and any other Company-owned property in Executive’s possession or control and that Executive will leave intact all electronic Company documents, including but not limited to those that Executive developed or helped to develop during Executive’s employment.  Executive further confirms that, except as Executive may be specifically instructed otherwise by the Company, on the Separation Date (or at such earlier time as requested by the Company), Executive will cancel all accounts for Executive’s benefit, if any, in the Company’s name, including but not limited to, credit cards, telephone charge cards, cellular phone and/or wireless data accounts and computer accounts.

7.

Confidentiality – Executive understands and agrees that, except as otherwise permitted by Section 8 below, the contents of the negotiations and discussions resulting in this Agreement and the Consulting Agreement shall be maintained as confidential by Executive and Executive’s agents and representatives and shall not be disclosed except (a) as otherwise agreed to in writing by the Company, and (b) to Executive’s immediate family and legal, financial and tax advisors, on the condition that any individuals so informed must hold the above information in strict confidence.

8.

Scope of Disclosure Restrictions – Nothing in this Agreement or elsewhere prohibits Executive from communicating with government agencies about possible violations of federal, state, or local laws or otherwise providing information to government agencies, filing a complaint with government agencies, or participating in government agency investigations or proceedings.  Executive is not required to notify the Company of any such communications; provided, however, that nothing herein authorizes the disclosure of information Executive obtained through a communication that was subject to the attorney-client privilege.  Further, notwithstanding Executive’s confidentiality and nondisclosure obligations, Executive is hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

9.

Cooperation – Executive agrees that, to the extent permitted by law, Executive shall cooperate fully with the Company in the investigation, defense or prosecution of any claims or actions which already have been brought, are currently pending, or which may be brought in the future against the Company by a third party or by or on behalf of the Company against any third party, whether before a state or federal court, any state or federal government agency, or a mediator or arbitrator. Executive’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with the Company’s counsel, at reasonable times and locations designated by the Company, to investigate or prepare the Company’s claims or defenses, to prepare for trial or discovery or an administrative hearing, mediation, arbitration or other proceeding, to provide any relevant information in Executive’s possession, and to act as a witness when requested by the Company. The Company will reimburse Executive for all reasonable and documented out of pocket expenses that Executive incurs to comply with this paragraph. Executive further agrees that, to the extent permitted by law, Executive will notify the Company promptly in the event that Executive is served with a subpoena (other than a subpoena issued by a government agency), or in the event that Executive is asked to provide a third party (other than a government agency) with information concerning any actual or potential complaint or claim against the Company.

10.

Amendment and Waiver – This Agreement and the Additional Release, upon their respective effective dates, shall be binding upon the Parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the Parties.  This Agreement and the Additional Release are binding upon and shall inure to the benefit of the Parties and their respective agents, assigns, heirs, executors/administrators/personal representatives, and successors.  No delay or omission by the Company in exercising any right under this Agreement or the Additional Release shall operate as a waiver of that or any other right.  A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.

11.

Validity – Should any provision of this Agreement or the Additional Release be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement or the Additional Release.

12.

Nature of Agreement – Both Parties understand and agree that this Agreement is a transition, separation, and release of claims agreement and does not constitute an admission of liability or wrongdoing on the part of the Company or Executive.

13.

Time for Consideration – Executive acknowledges that Executive was initially presented with this Agreement, the Consulting Agreement, and the Additional Release on the Receipt Date.  Executive understands that this Agreement shall be of no force or effect unless Executive signs and returns this Agreement and the Consulting Agreement on or before the close of business on June 25, 2019 (the day of such execution, the “Agreement Effective Date”).  Executive further understands that Executive will not be eligible to receive the Severance Benefits, including serving as a consultant and receiving payments and benefits under the Consulting Agreement, unless Executive timely signs and returns the Additional Release.

14.

Acknowledgments – Executive acknowledges that Executive has been given a reasonable amount of time to consider this Agreement and the Additional Release, and that the Company is hereby advising Executive to consult with an attorney of Executive’s own choosing prior to signing this Agreement and the Additional Release.

15.

Voluntary Assent – Executive affirms that no other promises or agreements of any kind have been made to or with Executive by any person or entity whatsoever to cause Executive to sign this Agreement, and that Executive fully understands the meaning and intent of this Agreement and has had the opportunity to consult counsel of Executive’s own choosing.  Executive further states and represents that Executive has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs Executive’s name of Executive’s own free act.

16.

Governing Law – This Agreement and the Additional Release shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions.  Each of the Company and Executive hereby irrevocably submits to and acknowledges and recognizes the exclusive jurisdiction and venue of the courts of the Commonwealth of Massachusetts, or if appropriate, the United States District Court for the District of Massachusetts (which courts, for purposes of this Agreement and the Additional Release, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Agreement and the Additional Release or the subject matter thereof.

17.

Entire Agreement – This Agreement, including all exhibits and attachments hereto, contains and constitutes the entire understanding and agreement between the Parties hereto with respect to Executive’s transition and separation from employment with the Company, severance benefits and the settlement of claims against the Company, and cancels all previous oral and written negotiations, agreements, commitments and writings in connection therewith.

18.

Counterparts – This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.  Facsimile and PDF signatures shall be deemed to be of equal force and effect as originals.

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IN WITNESS WHEREOF, the Parties have set their hands and seals to this Agreement as of the date(s) written below.

MERRIMACK PHARMACEUTICALS, INC.

By:	/s/ Gary L. Crocker	Date:	6/26/19
Name:	Gary L. Crocker
Title:	Chairman

I hereby agree to the terms and conditions set forth above. I have been given a reasonable amount of time to consider this Agreement and I have chosen to execute this on the date below.  I understand that my eligibility to receive the Severance Benefits, including serving as a consultant and receiving payments and benefits under the Consulting Agreement, is contingent upon my timely execution and return of the Additional Release.

/s/ Jeffrey A. Munsie	Date:	6/25/19
Jeffrey A. Munsie

ATTACHMENT A

MERRIMACK PHARMACEUTICALS, INC.

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is entered into as of June 25, 2019 by and between Merrimack Pharmaceuticals, Inc. (the “Company”), and Jeffrey A. Munsie (the “Consultant”), and will be effective as of the day immediately following the Separation Date (hereinafter, the “Consulting Effective Date”). Capitalized terms used but not defined herein have the meanings set forth in the Transition, Separation and Release of Claims Agreement entered into by the Company and the Consultant (the “Separation Agreement”) to which this Agreement is attached as Attachment A.

WHEREAS, the Consultant has certain knowledge and expertise regarding the Company, its public reporting obligations, and contractual rights and obligations, including with respect to certain milestone payments that may become due to the Company as a result of having served as General Counsel and Head of Corporate Operations; and

WHEREAS, the Company desires to have the benefit of the Consultant’s knowledge and familiarity, and the Consultant desires to provide consulting services to the Company, all as hereinafter provided in this Agreement.

NOW, THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth, the sufficiency of which are hereby acknowledged, the Company and the Consultant hereby agree as follows:

Section 1.  Services.

(a)Services; Performance.  The Consultant shall render to the Company the consulting services described in Exhibit A attached to this Agreement and any additional consulting services as may mutually be agreed to by the Consultant and the Company from time to time in writing (collectively, the “Services”).  The Consultant shall perform such Services in a professional manner and consistent with the highest industry standards.  The Consultant shall devote such hours at such reasonable times as may reasonably be required for satisfactory performance of the Services, but in no event during a given month shall the Consultant devote more than 20% of the amount of time the Consultant devoted when employed by the Company.  The Consultant shall comply with all rules, procedures and standards promulgated from time to time by the Company with respect to the Consultant’s access to and use of the Company’s property, information, equipment and facilities in the course of the Consultant’s provision of Services hereunder.

(b)Non-Exclusive.  The parties agree that, at all times during the term of this Agreement, (i) the Company shall be free to obtain consulting and advisory services from any third party, and (ii) the Consultant shall be free to provide consulting and advisory services to any third party and/or be employed by any third party on a full-time basis, so long as any such work by the Consultant does not (x) impede the Consultant’s provision of Services to the Company as described in Section 1(a), or (y) conflict with the Consultant’s continuing obligations to the Company as detailed in the Separation Agreement.

Section 2.  Compensation and Reimbursement.

(a)Consulting Fees.  During the Consultation Period, the Company shall, in accordance with Section 2(d) below, pay the Consultant a consulting fee in the amount of $15,759 per month (the “Consulting Fees”).

(b)Equity Vesting.  During the Consultation Period, the Consultant’s Equity Awards will continue to vest and be exercisable in accordance with the terms of the applicable agreements and plan documents.  Vesting will cease immediately upon termination of this Agreement for any reason in accordance with Section 3 below.  Following the end of the Consultation Period, the Consultant may exercise any stock options that have vested and become exercisable as of the last day of the Consultation Period, in accordance with and subject to the applicable option agreements and plan documents (provided that no option shall be exercisable later than the end of the original expiration date of such option).

(c)Expense Reimbursement.  The Company shall reimburse the Consultant for all reasonable out-of-pocket expenses incurred by the Consultant in connection with the performance of the Services under this Agreement, so long as they are approved in writing in advance by the Company.  All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) to the extent that such reimbursements or in-kind benefits are subject to Section 409A, including, where applicable, the requirements that (i) any reimbursement is for expenses incurred during Consultant’s lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement is not subject to set off or liquidation or exchange for any other benefit.

(d)Itemized Statements; Payment.  At the end of each month during the Consultation Period in which the Consultant has incurred expenses pursuant to Section 2(c) above, the Consultant shall submit to the Company a statement of the expenses incurred (including documentation evidencing such expenses) that month.  The Company shall pay the Consultant the Consulting Fees in equal quarterly payments made at the end of each fiscal quarter, beginning with the fiscal quarter ending September 30, 2019 (with each payment including any reimbursements due for expenses incurred during the preceding quarter).

(e)No Employee Benefits.  The Consultant’s relationship with the Company will be that of an independent contractor, and the Consultant shall not, in connection with this relationship, be entitled to any benefits, coverages or privileges, including without limitation health insurance, social security, unemployment, workers compensation, or pension payments, made available to employees of the Company.

Section 3.  Term and Termination.

(a)Consultation Period.  Subject to the terms and conditions hereinafter set forth, the term of this Agreement shall, provided the Consultant has timely entered into the Separation Agreement and Additional Release, commence on the Consulting Effective Date and continue until the second (2nd) anniversary of the Consulting Effective Date (such period, the “Consultation Period”). The Consultation Period shall automatically terminate upon the death of the Consultant or the date on which the Consultant becomes physically or mentally incapable of performing the Services.  This Agreement may further be terminated at any time after the Consulting Effective Date in the following manner: (i) by the Company at any time immediately upon written notice if the Consultant has materially breached this Agreement or the Separation Agreement; (ii) by the Consultant at any time immediately upon written notice if the Company has materially breached this Agreement or the Separation Agreement; (iii) at any time upon the mutual written consent of the parties hereto, or (iv) by either party for any reason upon thirty (30) days’ prior written notice to the other party.  The Consultation Period may be extended by the mutual written agreement of the parties hereto.

(b)Effects of Termination.  In the event of any termination under this Section 3, the Consultant shall be entitled only to the Consulting Fees due and payable to the Consultant at the time of such termination and expenses (including reimbursements) incurred in accordance with Section 2(a) and (b) prior to the effective date of such termination, and no further payments of any kind will be due under this Agreement.

Section 4.  Independent Contractor.  The Consultant shall not, as of the Consulting Effective Date or at any time during the Consultation Period, be deemed an employee of the Company.  The Consultant’s status and relationship with the Company shall be that of an independent contractor and consultant.  The Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner.  Nothing herein shall create, expressly or by implication, a partnership, joint venture or other association between the parties.  The Consultant shall be solely responsible for payment of all charges and taxes arising from the payments to be made to the Consultant under this Agreement and the Consultant agrees that the Company shall have no obligation or liability with respect to such charges and/or taxes.

Section 5.  Notice.  Any notice required or desired to be given shall be governed solely by this paragraph.  Notice shall be deemed given only upon (a) mailing of any letter or instrument by overnight delivery with a reputable carrier or by certified or registered mail, return receipt requested, postage prepaid by the sender, or (b) personal delivery.

If to the Consultant: To the Consultant at the last address on file with the Company

If to the Company:

Merrimack Pharmaceuticals, Inc.

Attn:  Gary Crocker, Chairman

gary@crockerventures.com

With a copy to:

Brian A. Johnson

WilmerHale

7 World Trade Center

250 Greenwich Street

New York, New York 10007

From time to time, either party may, by written notice to the other in accordance with this Section 5, designate another address that shall thereupon become the effective address of such party for the purpose of this Section 5.

Section 6.  Miscellaneous.  This Agreement, together with the Separation Agreement and all exhibits and attachments hereto and thereto, constitutes the entire understanding of the parties hereto with respect to the matters contained herein and supersedes all proposals and agreements, written or oral, and all other communications between the parties relating to the subject matter of this Agreement.  For the avoidance of doubt, nothing herein supersedes the Separation Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflict of laws rules.  Each of the parties hereby irrevocably submits to and acknowledges and recognizes the exclusive jurisdiction and venue of the courts of the Commonwealth of Massachusetts, or if appropriate, the United States District Court for the District of Massachusetts (which courts, for purposes of this Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Agreement. The headings contained in this Agreement are for the convenience of the parties and are not to be construed as a substantive provision hereof.  This Agreement may not be modified or amended except in writing signed or executed by the Consultant and the Company.  In the event any provision of this Agreement is held to be unenforceable or invalid, such unenforceability or invalidity shall not affect any other provisions of this Agreement and such other provisions shall remain in full force and effect.  If any provision of this Agreement is held to be excessively broad, it shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law.  This Agreement shall be binding upon, and inure to the benefit of, both parties hereto and their respective successors and assigns, including any corporation with or into which the Company may be merged or which may succeed to its assets or business; provided, however, that the responsibility for actual performance of the Services may not be assigned or delegated by the Consultant to any other person or entity.  This Agreement may be executed in counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date written above.

JEFFREY A. MUNSIE	MERRIMACK PHARMACEUTICALS, INC.

/s/ Jeffrey A. Munsie	By:	/s/ Gary L. Crocker
	Name:	Gary L. Crocker
	Title:	Chairman

Attachment B

Additional Release of Claims

This Additional Release of Claims (this “Additional Release”) is made as of the date set forth opposite the below signature of Jeffrey A. Munsie (“Executive”).  Capitalized terms used but not defined herein have the meanings set forth in the Transition, Separation and Release of Claims Agreement (the “Separation Agreement”) to which this Additional Release is attached as Attachment B.

WHEREAS, Executive’s Separation Date has occurred on the date of Executive’s execution of this Additional Release; and

WHEREAS, Executive is entering into this Additional Release in accordance with the terms and conditions set forth in Section 2 of the Separation Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained in the Separation Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive hereby agrees as follows:

1.Release – In exchange for the consideration set forth in the Separation Agreement, which Executive acknowledges Executive would not otherwise be entitled to receive, Executive hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its affiliates, subsidiaries, parent companies, predecessors, and successors, and all of their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that Executive ever had or now has against any or all of the Released Parties up to the date on which Executive signs this Additional Release, whether known or unknown, including, but not limited to, any and all claims arising out of or relating to Executive’s employment with, separation from, and/or ownership of securities of, the Company including, but not limited to, all claims under Title VII of the Civil Rights Act, the Americans With Disabilities Act, the Genetic Information Nondiscrimination Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Rehabilitation Act, Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, and the Employee Retirement Income Security Act, all as amended; all claims arising out of the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Wage Act, Mass. Gen. Laws ch. 149, § 148 et seq. (Massachusetts law regarding payment of wages and overtime), the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102, Mass. Gen. Laws ch. 214, § 1C (Massachusetts right to be free from sexual harassment law), the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Maternity Leave Act, Mass. Gen. Laws ch. 149, § 105D, and the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, all as amended; all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract; all state and federal whistleblower claims to the maximum extent permitted by law; and any claim or damage arising out of Executive’s provision of services to and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that this release of claims shall not (i) prevent Executive from filing a charge with, cooperating with, or participating in any investigation or proceeding before, the Equal Employment Opportunity Commission or a state fair employment practices agency (except that Executive acknowledges that Executive may not recover any monetary benefits in connection with any such charge, investigation, or proceeding, and Executive further waives any rights or claims to any payment, benefit, attorneys’ fees or other remedial relief in connection with any such charge, investigation or proceeding), (ii) deprive Executive of any rights under the Equity Awards or any other accrued benefits to which Executive has acquired (or, pursuant to Section 2 of the Separation Agreement and the Consulting Agreement, will acquire) a vested right under any employee benefit plan or policy, stock plan, or any health care continuation to the extent required by applicable law; or (iii) deprive Executive of any rights Executive may have to be indemnified by the Company as provided in any agreement between the Company and Executive or pursuant to the Company’s Certificate of Incorporation or bylaws.  Nothing herein shall prevent Executive from bringing claims to enforce the Separation Agreement and/or the Consulting Agreement.

2.Return of Company Property – Executive confirms that, except as Executive has been specifically instructed otherwise by the Company, Executive has returned to the Company all property of the Company, tangible or intangible, including but not limited to keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones, tablets, etc.), Company identification and any other Company-owned property in Executive’s possession or control and that Executive has left intact all electronic Company documents, including but not limited to those that Executive developed or helped to develop during Executive’s employment. Executive further confirms that, except as Executive has been specifically instructed otherwise by the Company, Executive has canceled all accounts for Executive’s benefit, if any, in the Company’s name, including but not limited to, credit cards, telephone charge cards, cellular phone and/or wireless data accounts and computer accounts.

3.Business Expenses; Final Compensation – Executive acknowledges that Executive has been reimbursed by the Company for all business expenses incurred in conjunction with the performance of Executive’s employment and that no other reimbursements are owed to Executive.  Executive further acknowledges that Executive has received all compensation due to Executive from the Company, including, but not limited to, all wages and bonuses, and that Executive is not eligible or entitled to receive any additional payments or consideration from the Company beyond the Severance Benefits described in the Separation Agreement.

4.Time for Consideration; Acknowledgments – Executive acknowledges that, in order to be eligible for the Severance Benefits, including serving as a consultant and receiving payments and benefits under the Consulting Agreement, Executive must sign and return this Additional Release on, but not before, the Separation Date.  Executive acknowledges that Executive has been given a reasonable period of time to consider this Additional Release, and that the Company advised Executive to consult with an attorney of Executive’s own choosing prior to signing this Additional Release.

5.Voluntary Assent – Executive affirms that no other promises or agreements of any kind have been made to or with Executive by any person or entity whatsoever to cause Executive to sign this Additional Release, and that Executive fully understands the meaning and intent of this Additional Release.  Executive states and represents that Executive has had an opportunity to fully discuss and review the terms of this Additional Release with an attorney.  Executive further states and represents that Executive has carefully read this Additional Release, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs Executive’s name of Executive’s own free act.

For the avoidance of doubt, this Additional Release supplements, and in no way limits, the Separation Agreement.

I hereby provide this Additional Release as of the current date and acknowledge that the execution of this Additional Release is in further consideration of the Severance Benefits, to which I acknowledge I would not be entitled if I did not enter into this Additional Release.

/s/ Jeffrey A. Munsie	Date:	7/12/19
Jeffrey A. Munsie